EXHIBIT 10.1


               SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT


     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Second Amendment"), made and entered into as of the 29th day of August, 2003, by and between Streicher Mobile Fueling, Inc., a Florida corporation (hereinafter referred to as "Borrower"), and Congress Financial Corporation (Florida) (hereinafter referred to as "Lender").

                                R E C I T A L S:

     A. On September 26, 2002, Borrower and Lender entered into a Loan and Security Agreement (the "Agreement"), establishing a revolving line of credit (the "Revolving Loans") by Lender in favor of Borrower.

     B. Borrower and Lender executed a Consent and First Amendment to Loan and Security Agreement dated as of March 31, 2003 (the "First Amendment"), consenting to certain subordinated debt of Borrower and modifying certain defined terms in the Agreement.

     C. Borrower and Obligor (as defined in the Agreement) have requested that Lender (1) permit Borrower to incur certain additional secured Indebtedness and
(2) release its security interest in the patents (including the related trade names utilized in such patents) constituting a portion of the Collateral, and Lender is agreeable to same, subject to the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants of the parties hereto, and for other good and valuable consideration, it is agreed as follows:

     1. The foregoing statements are true and correct and are incorporated herein as if set forth in full.

     2. Unless otherwise defined herein, all terms used herein shall have the definitions specified in the Agreement, as modified by the First Amendment; all references hereinafter made to the Agreement to include the modifications thereto effectuated pursuant to the First Amendment.

     3. Borrower and Obligor each confirm and acknowledge that, as of the date hereof, the balance due Lender under the Revolving Loans as of the close of business on August 28, 2003 was the principal amount of $4,424,446.52 plus accrued interest since the date last paid, all free and clear of any defense, set-off or counterclaim.

     4. The Agreement is hereby modified as follows (all references to Sections being the applicable Sections of the Agreement):

          (a) The following defined terms and definitions are modified or added to Section 1:

               (i) In Section 1.19 (d), the words "and other non-cash charges" are added after the words "amortization expense".

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               (ii) In Section 1, the definition of Fixed Charges is added to read as follows:

               "Fixed Charges" shall mean, for any period, the sum of the following, determined on a consolidated basis, without duplication, for Borrower and its Subsidiaries in accordance with
               GAAP: (a) scheduled principal and interest payments, (b) capital expenditures, (c) cash income taxes, and (d) cash dividends. For purposes of this definition, (i) the principal portion of approximately $3,515,000 in Borrower's Indebtedness to Borrower's existing lenders other than Lender being repaid on or about August 29, 2003 will be excluded, and (ii) any non-scheduled pre-payments of principal made during the period from the net proceeds of additional paid in capital during the same period, will be excluded.

               (iii) In Section 1.35, the words "patents, patent rights, patent applications" are deleted from the definition of "Intellectual Property" and in Section 12.1(b), the proviso in the last sentence of the section relating to patents beginning with the words "PROVIDED, HOWEVER" shall be deleted so that the sentence ends with the words "immediately available funds."

               (iv) Section 1.48 "Net Income" is modified in its entirety to read as follows:

               "Net Income" shall mean for any period, for Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries from continuing operations excluding any interest income and any extraordinary and/or one time or unusual and non-recurring gains for that period. Notwithstanding anything to the contrary herein, the $750,000.00 non-recurring gain realized from the August 29, 2003 extinguishment of Borrower's Indebtedness to TransAmerica Equipment Financial Services Corporation will be included as Net Income.

          (b) In Section 3.4, the amount "three quarters of one (.75%) percent" is substituted in lieu of the amount "one quarter of one (.25%) percent".

          (c)  Section 9.9(g), reading as follows, is added immediately after
               Section 9.9(f):

               ; (g) Indebtedness of Borrower evidenced by the 10% Senior Secured Notes dated as of August 29, 2003 in the aggregate principal amount of $7,500,000.00 (the "August 2003 Indebtedness") and secured by a security interest in Borrower's Vehicles and related patents, all pursuant to documentation containing terms satisfactorily subordinating such Indebtedness to the Obligations and otherwise acceptable to Lender

          (d)  The minimum Effective Book Net Worth required pursuant to Section
               9.17 is increased to $12,500,000.00.

          (e)  The following covenants are added immediately after Section 9.20:

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                    9.21 FIXED CHARGE COVERAGE RATIO. Borrower shall not, as of each quarter end, on a cumulative basis for the respective fiscal year, permit the ratio of (a) EBITDA to (b) Fixed Charges to be less than the amount shown below for each respective period.

                        7/1/03 to   9/30/03      1.0 to 1.0
                        7/1/03 to  12/31/03      1.0 to 1.0
                        7/1/03 to   3/31/04     1.25 to 1.0
                        7/1/03 to   6/30/04     1.25 to 1.0
                        7/1/04 to   9/30/04     1.50 to 1.0
                        7/1/04 to  12/31/04     1.50 to 1.0
                        7/1/04 to   3/31/05     1.50 to 1.0
                        7/1/04 to   6/30/05     1.50 to 1.0

                    9.22 EXCESS AVAILABILITY. Borrower shall, at all times,
               maintain Excess Availability, as determined by Lender, in an amount not less than $500,000.00.

          (f) Section 12.1(c) is deleted in its entirety.

     5. Each and every reference to the Agreement in the other Financing Agreements shall be deemed to refer to the Agreement, as modified by this Second Amendment.

     6. The effectiveness of this Second Amendment is subject to satisfactory compliance with conditions precedent requiring that Lender shall have received from Borrower:

          (a) copies of the final executed documents evidencing and securing the August 2003 Indebtedness in form and substance satisfactory to Lender;

          (b) a copy of the Amendment to Articles (hereinafter defined), certified by the Florida Secretary of State; and

          (c) such additional documents, instruments and agreements as are required hereunder as well as those which Lender or its counsel may reasonably request.

     7. Borrower represents and warrants to Lender that, except as has been otherwise disclosed to Lender in writing, the representations and warranties contained in the Agreement and all related loan documentation are true and correct on and as of the date hereof (with the same force and effect as if made on and as of the date hereof, other than representations and warranties made as of a specific date which shall be deemed made as of such date) and with respect to this Second Amendment and the related documentation referenced herein, and that no Default or Event of Default shall have occurred and be continuing. Specifically, Borrower represents and warrants that its Articles of Incorporation and Bylaws, certified on September 26, 2002 were not amended on or subsequent to their aforesaid certification date, other than the July 23, 2003, amendment to Articles of Incorporation increasing the number of authorized shares of common stock from 20,000,000 to 50,000,000 shares (the "Amendment to Articles").

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     8. Borrower acknowledges and confirms that all Collateral furnished in connection with the Agreement, except patents, continue to secure the Obligations and indebtedness thereunder, as hereby modified. Lender acknowledges and agrees that (a) it does not have a security interest in the Vehicles or Borrower's patents, and (b) it shall not, as a result of receiving proceeds of the August 2003 Indebtedness towards reduction of the outstanding Obligations (the "Paydown Amount"), either (i) prohibit subsequent Revolving Loans reborrowing the Paydown Amount (subject to the terms of the Agreement), or (ii) require a security interest in any Vehicle(s) which may be acquired with the proceeds of such Revolving Loan(s).

     9. Borrower and Obligor each hereby release and forever discharge Lender and each and every one of its directors, officers, employees, representatives, legal counsel, agents, parents, subsidiaries and affiliates, and persons employed or engaged by them, whether past or present (hereinafter collectively referred to as the "Lender Releasees"), of and from all actions, agreements, damages, judgments, claims, counterclaims, and demands whatsoever, liquidated or unliquidated, contingent or fixed, determined or undetermined, at law or in equity, which Borrower or Obligor, had, now has, or may have against the Lender Releasees, or any of them, for, upon or by reason of any matter, cause or thing whatsoever to the date of this Second Amendment, whether arising out of, related to or pertaining to the Obligations, the Financing Agreements, or otherwise, including, without limitation, the negotiation, closing, administration, and funding of the Obligations or the Financing Agreements. Borrower and Obligor each acknowledges that this provision is a material inducement for Lender entering into this Second Amendment and this provision shall survive payment in full of all Obligations and termination of all Financing Agreements.

     10. Borrower shall pay all out-of-pocket expenses incurred by Lender in connection with the preparation for and closing of the transaction contemplated under this Second Amendment, including, without limitation, the fees and expenses of special counsel for Lender. In addition, Borrower shall pay any and all taxes (together with interest and penalties, if any, applicable thereto) and fees, including, without limitation, documentary stamp taxes, now or hereafter required in connection with the execution and delivery of the Agreement, as hereby amended, and all related documents, instruments and agreements.

     11. Except as expressly modified herein, all terms and provisions of the Agreement, and all other documents, instruments and agreements executed and/or delivered in connection with the Agreement, shall remain unchanged and in full force and effect; PROVIDED, HOWEVER, in the event of any inconsistency, incongruity or conflict between the terms of the Agreement and the terms of this Second Amendment, the terms of this Second Amendment shall govern and control. No consent of Lender hereunder shall operate as a waiver or continuing consent with respect to any instance or event other than those specified herein. Neither this Second Amendment nor any earlier waiver or amendment of the Agreement will constitute a novation or have the effect of discharging any liability or obligation evidenced by the Agreement or any related document. This Second Amendment shall not be deemed to prejudice any rights or remedies which Lender may now have or may have in the future under or in connection with the Agreement or the Financing Agreements or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified. This Second Amendment is part of the Agreement and constitutes a Financing Agreement thereunder.

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     12. All covenants, agreements, representations and warranties contained herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

     13. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     14. This Second Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to its conflict of law principles.

     15. LENDER, BORROWER AND OBLIGOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECOND AMENDMENT OR THE AGREEMENT AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS SECOND AMENDMENT.

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     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment the day and year first above written.

                                BORROWER:

                                STREICHER MOBILE FUELING, INC., a Florida corporation


                                By: /S/RICHARD E. GATHRIGHT
                                   -----------------------------------------
                                Name: Richard E. Gathright
                                     ---------------------------------------
                                Title: President and Chief Executive Officer
                                      --------------------------------------



                                LENDER:

                                CONGRESS FINANCIAL CORPORATION (FLORIDA)


                                By: /S/PAT CLONINGER
                                   ----------------------------------------
                                Name: Pat Cloninger
                                Title: Vice President

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                                     JOINDER

     The undersigned: (1) acknowledges and confirms that Lender's loans, advances and credit to Borrower have been, are and will continue to be of direct economic benefit to the undersigned, (2) acknowledges that it has previously waived any right to consent to the foregoing or any future amendment to the Agreement but, nevertheless, consents to all terms and provisions of the Second Amendment which are applicable to it, and agrees to be bound by and comply with such terms and provisions, and (3) acknowledges and confirms that its guarantee in favor of Lender executed in connection with the Agreement its valid and binding and remains in full force and effect in accordance with its terms (without defense, setoff or counterclaim against enforcement thereof), which include, without limitation, its guarantee in connection with the Agreement, as modified by the Second Amendment.

                                   GUARANTOR:

                                   STREICHER REALTY, INC., a Florida
                                   corporation


                                   By: /S/RICHARD E. GATHRIGHT
                                      -----------------------------------------
                                   Name: Richard E. Gathright
                                        ---------------------------------------
                                   Title: President and Chief Executive Officer
                                         --------------------------------------

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